CORPORATE BYLAWS OF ANKAM

5348 Vegas Drive, Las Vegas, Nevada, 89108

+995599420389

mainoffice@ankam.net

August 22, 2018

Article I: Offices

Section 1. Principal Executive or Business Offices. The Board of Directors will fix the principal executive office location of the Corporation at any place within or outside the State of Nevada.

Section 2. Other Offices. The Board of Directors may establish branch or subordinate offices at any time and at any place.

Article II: Meetings of Shareholders

Section 1. Annual Meeting. An annual meeting will be held annually for electing members of the Board of Directors (the "Directors") of the Corporation and for transactions for such other business as may come before the meeting. The annual meeting will be held on a date and time designated by the Board of Directors.

Section 2. Special Meetings. Special meetings of the Shareholders may be called at any time by the Board of Directors, by the President, or by Shareholders entitled to cast in total not less than 10 percent of the votes at that meeting. If a special meeting becomes called by anyone other than the Board of Directors, the person calling the meeting will make a written request to the Corporation specifying the time and date of the meeting and the general nature of the business proposed to be transacted.

Section 3. Place of Meeting. Shareholders' meetings will be held at any place within or outside the State of Nevada at a place to be determined at the Board of Directors discretion. If no designation of the location gets made for any annual or special meeting of the Shareholders, the meetings shall be held at the corporation's principal place of business.

Section 4. Notice. Written notice of any Shareholder meeting will be given 10 to 60 days before the date of the meeting to each Shareholder entitled to vote at that meeting. The notice shall state the place, date, and hour of the meeting. If, for a special meeting, the notice shall state the purpose of the meeting. A mailed notice is effective when deposited in the United States mail with postage prepaid and the proper address of the Shareholder as appearing on the records of the corporation.

Section 5. Quorum and Required Vote. A majority of the outstanding voting shares, whether represented in person or by proxy, shall constitute a quorum entitled to take action at a meeting of Shareholders. Without a quorum, a majority of the represented Shareholders may adjourn the meeting to another time without further notice.

Section 6. Consent of Shareholders In lieu of Meeting. Any action to be taken at any annual or special meeting of Shareholders may be taken without a meeting, without prior notice, and without a vote, if a signed consent in writing, setting forth the action so taken, gets presented by the holders of outstanding shares having not less than the minimum number of shares that would be necessary to authorize or pass such an action were a meeting otherwise called and all votes cast.

Article III: Directors

Section 1. Powers. The Board of Directors will manage the business and affairs of the Corporation by or under the Board.

Section 2. Number and Tenure. The Board will consist of one member. Directors do not need to be Shareholders. Any Director may resign at any time upon notice given in writing to the Corporation. The authorized number of Directors will be one (1) until changed by a duly adopted amendment to the Articles of Incorporation or by amendment to this bylaw adopted by the vote or written consent of a majority of the outstanding Shareholders entitled to vote.

Section 3. Vacancies. A vacancy in the Board of Directors will exist if a Director resigns, dies, or becomes removed by the Shareholders; when a court of appropriate jurisdiction declares the Director of unsound mind or enters a felony conviction against a Director; or when the authorized number of Directors increases.

Section 4. Regular Meetings. By resolution, the Board may give the time and place, either within or outside the state of Nevada, for the holding of regular meetings without any notice other than that of the resolution.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called for any purpose at any time by the Chairman of the Board, the President, or a majority of Directors.

Section 6. Quorum. A majority of the authorized number of Directors will be considered a quorum to transact business.

Section 7. Notice of Meetings. Unless the Articles of Incorporation provide otherwise, any regular meeting of the Board may be held without notice of the date, time, and place of the meeting. Any special meeting of the Board may be preceded by at least a two (2)-day notice of the date, time, and place of the meeting. The Board may give this notice personally, by mail, telegraph, telephone facsimile, private carrier, or by any other method allowed by law. Notice is effective at the earliest of (a) receipt; (b) delivery to the proper address or telephone number as shown in the Corporation's records; or (c) five (5) days after its deposit in the United States mail, with postage prepaid and the correct address noted.

Section 8. Waiver of Notice. Notice of a meeting need not be given to any Director who signs a written waiver delivered to the Corporation for inclusion in the minutes or for filing with the corporate records.

Section 9. Action By Directors Without A Meeting. Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if all members of the Board consent to it in writing.

Article IV: Officers

Section 1. Officers. The Officers of the Corporation will consist of the Director, the President, the Treasurer, and the Secretary. The Officers will be appointed at the first meeting of the Directors after the annual meeting of Shareholders. An appointee may hold one or more offices.

Section 2. Removal and Resignation. Any Officer or agent appointed by the Board may be removed by the Board at any time with or without cause. Any Officer may resign at any time by giving written notice to the corporation.

Section 3. Vacancies. The Board may fill a vacancy due to resignation, removal, disqualification, death, or otherwise.

Section 4. President. The President shall preside at all meetings of Shareholders and Directors, have the general management and supervision of the affairs of the Corporation, and shall perform all other duties as determined by the Board.

Section 5. Treasurer. The Treasurer shall have the custody of all moneys and securities of the corporation and shall keep accurate financial records for the Corporation.

Section 6. Secretary. The Secretary shall issue notices for all meetings except for notices for special meetings of the Shareholders and special meeting of the Directors; shall prepare the minutes of the meetings of the Shareholders and meetings of the Board; and shall keep a record of Shareholders at the principal executive office.

Article V: Capital Stock

Section 1. Stock Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and, upon request, every holder of uncertificated shares, shall be entitled to have a certificate signed in the name of the Corporation, by the Chairperson, president or any Vice President, and by the Treasurer or Secretary. Any or all of the signatures on the certificate may be by facsimile. The stock certificates of the Corporation shall be numbered and registered in the share ledger and transfer books of the Corporation as they are issued.

Section 2. Lost Certificates. The Corporation may issue a new certificate of stock in place of any certificate theretofore issued and alleged to have been lost, stolen, or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his or her legal representative, to make an affidavit of that fact, and the Corporation may require indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

Section 3. Transfers. Transfers of shares shall be made on the books of the Corporation upon surrender and cancellation of the certificates therefore, endorsed by the person named in the certificate or by his or her legal representative. No transfer shall be made which is inconsistent with any provision of law, the Articles of Incorporation for the Corporation, or these Bylaws.

Section 4. Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders, or any adjournment thereof, or to take action without a meeting, or to receive payment of any dividend or other distribution, or to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be less than ten nor more than fifty days before the meeting or action requiring a determination of shareholders.

If no record date is fixed by the Board of Directors:

a. for determining shareholders entitled to notice of or to vote at a meeting, the record date shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held or other action taken;

b. for determining shareholders entitled to consent to corporate action without a meeting, the record date shall be the day on which the first written consent is delivered to the Corporation in accordance with these Bylaws; and

c. for determining shareholders for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Article VI: Dividends

Section 1. Dividends. The Board of Directors may declare and pay dividends upon the outstanding shares of the Corporation, from time to time and to such extent as the Board deems advisable, in the manner and upon the terms and conditions provided by law and the Articles of Incorporation of the Corporation.

Section 2. Reserves. The Board of Directors may set apart, out of the funds of the Corporation available for dividends, said sum as the directors, from time to time, in their absolute discretion, think proper as a reserve fund for any proper purpose. The Board of Directors may abolish any such reserve in the manner it was created.

Article VII: General provisions

Section 1. Insurance and Indemnity. The Corporation may purchase and maintain insurance in a reasonable amount on behalf of any person who is or was a director, officer, agent, or employee of the Corporation against liability asserted against or incurred by such person in such capacity or arising from such person’s status as such.

Subject to applicable statute, any person made or threatened to be made a party to any action, suit, or proceeding, by reason of the fact that he or she, his or her testator or intestate representative, is or was a director, officer, agent, or employee of the

Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney’s fees, actually and necessarily incurred by him or her in connection with such an action, suit, or proceeding. Notwithstanding the foregoing, no indemnification shall be made by the Corporation of judgment or other final determination establishes that the potential indemnification’s acts were committed in bad faith or were the result of active or deliberate fraud or dishonesty or clear and gross negligence.

Section 2. Corporate Records. Any shareholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its shareholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person’s interest as a shareholder. In every instance in which an attorney or other agent shall be the person seeking the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing authorizing the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the Corporation at its registered office or its principal place of business.

Section 3. Fiscal Year. The fiscal year of the Corporation shall be the November 30.

Section 4. Seal. The corporate seal shall be in such form as the Board of Directors shall approve. The seal may be used by causing it or a facsimile thereof to be impressed, affixed, or otherwise reproduced.

Section 5. Execution of Instruments. All contracts, checks, drafts, or demands for money and notes and other instruments or rights of any nature of the Corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 6. Notice. Whenever written notice is required to be given to any person, it may be given to such person, either personally or by sending a copy thereof through the United States mail, or by email, or facsimile, charges prepaid, to his or her address appearing in the books of the Corporation, or supplied by him or her to the Corporation for notice. If the notice is sent by mail it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail. If the notice is sent by facsimile, it shall be deemed to have been given at the date and time shown on a written confirmation of the transmission of such facsimile communication. If such notice is related to a meeting, the notice shall specify the place, day, and hour of the meeting, and, in the case of a special meeting of shareholders, the purpose of and general nature of the business to be transacted at such special meeting.

Section 7. Waiver of Notice. Whenever any written notice is required by law, or by the Articles of Incorporation or by these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Except in the case of a special meeting of shareholders, neither the business to be conducted at nor the purpose of the meeting need be specified in the waiver of notice of the meeting. Attendance of a person either in person or by proxy, at any meeting, shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully convened or called.

Section 8. Amendments. The Board of Directors shall have the power to make, adopt, alter, amend, and repeal from time to time the Bylaws of the Corporation except that the adoption, amendment, or repeal of any Bylaw regulating the election of directors shall be subject to the vote of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast at any regular or special meeting of the shareholders, duly convened after notice to the shareholders of that purpose.

The foregoing Bylaws were adopted by the Board of Directors on August 22, 2018.

Georgii Salbiev signature (Director)	Georgii Salbiev signature (Secretary)
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Georgii Salbiev signature (Treasurer)	Georgii Salbiev signature (President)
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